                                                                   Exhibit 10.17

                   AMERICA SERVICE GROUP INC. (THE "COMPANY")

             SUMMARY OF DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

      I. DIRECTOR COMPENSATION. Directors who are employees of, or paid consultants to, the Company do not receive additional compensation for serving as directors of the Company. The following table sets forth current rates of cash compensation for the Company's non-employee directors.

Annual retainer                                                   $  20,000

Board meeting attendance fee                                      $   1,000

Audit Committee Chair or Incentive Stock
    and Compensation Committee chair annual retainer              $   5,000

Committee meeting fee for all committee meetings
    held on a date other than a Board meeting date                $   1,000

            In addition, each non-employee director receives 1,000 restricted shares of the Company's common stock on an annual basis. These shares vest over three years.

      II. EXECUTIVE OFFICER COMPENSATION. The following table sets forth the current annual base salaries provided to the Company's Chief Executive Officer and four most highly compensated executive officers.

Executive Officer                       Current Salary
-----------------                       --------------
Michael Catalano                        $     477,648
Michael W. Taylor                             260,000
Lawrence H. Pomeroy                           227,700
Trey Hartman                                  260,000
Richard D. Wright                             305,318(1)

            In addition to their base salaries, the Company's Chief Executive Officer and four most highly compensated executive officers are also eligible to:

      - receive cash bonuses under the Company's Bonus Plan, which has been filed as Exhibit 10.18 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

      - participate in the Company's long-term incentive program, which currently involves the award of stock options pursuant to the Company's Amended and Restated 1999 Incentive Stock Plan;

      - participate in the Company's broad-based benefit programs generally available to its salaried employees, including health, disability and life insurance programs, 401(k) Plan and Employee Stock Purchase Plan.


Notes:

(1) On January 28, 2005, the Company announced that Mr. Wright has resigned from his management position as Vice Chairman of Operations, effective March 31, 2005, and will return to his role as a non-management member of the Company's board of directors.